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                                      ABB

                                                               EXHIBIT 10.19 (C)

                                AMENDMENT NO. 2

     THIS AMENDMENT NO. 2, to the Service Agreement dated the 9th day of June 1988, (hereinafter "Service Agreement"), as previously amended by:

        (i) Hot Gas Path Parts Addendum (hereinafter "HGPP Addendum") dated 31st day of December 1993;

        (ii) Amendment No. 1 to the HGPP Addendum (hereinafter "HGPP Amendment No. 1") dated the 18th day of July 1994; and

        (iii) Amendment No. 1 to the Service Agreement (hereinafter "Agreement Amendment No. 1") dated 1st day of April 1995;

(all collectively hereinafter identified as the "Contract"), is made and entered into as of the 15th day of January, 1998, by and between ABB Power Generation Inc. ("ABB"), a Delaware Corporation, successor in interest to ABB Energy Services Inc. and Midland Cogeneration Venture Limited Partnership ("MCV"), a Michigan limited partnership, referenced jointly herein as the "Parties" or singularly as the "Party".

                              W I T N E S S E T H:

     WHEREAS, MCV and ABB entered into the Contract for the provision of inspections, maintenance, repair and spare parts by ABB for MCV gas turbines and their auxiliary systems;

     WHEREAS, MCV desires to enter into an arrangement specifically for the supply and installation of 11NM GT Parts ("11NM Parts") for an additional eleven (11) 11N GT units;

     WHEREAS, ABB, as consideration for supply and installation of 11NM Parts, desires to extend the entire term of the Contract covering the provision of inspections, maintenance, repair and spare parts by ABB for MCV gas turbines (including the Hot Gas Path ("HGP") Parts for all twelve 11NM or 11N gas turbines, as the case may be) (hereinafter the "Plan") and their auxiliary systems; and

     WHEREAS, the Parties desire to describe this new long-term arrangement in this Amendment No. 2, to the Contract;

     NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

GENERAL

This Amendment No. 2, modifies certain portions of the Contract including the
(i) Service Agreement; (ii) Agreement Amendment No. 1; (iii) HGPP Addendum; and
(iv) HGPP Amendment No. 1, all of which relate to performance of the Plan and the supply and service of HGP Parts, 11N parts, and the provision of inspections, maintenance, repair and spare parts by ABB for MCV gas turbines and their auxiliary systems. Except where expressly modified by this Amendment No. 2, all provisions of the Contract shall remain in full force and effect.
In case of conflict, the provisions of this Amendment No. 2, shall prevail with respect to the supply of HGP Parts under the Plan and the provision of inspections, maintenance, repair and spare parts by ABB for MCV gas turbines and their auxiliary systems.



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                                      ABB


MODIFICATIONS AND ADDITIONS:

1.ARTICLE 1 - DEFINITIONS:

  Add the following new definitions:

  1.33 11NM Parts shall consist of the following elements, which shall replace their 11N equivalents under the Plan for those units converted to 11NM:

        (i)   Blade Rows 1 - 5, including 11NM hardware;

        (ii)  Vane Rows 1 - 5, including 11NM hardware;

        (iii) Heatshields (Vane Carrier), including 11NM hardware;

        (iv)  Heatshields (Rotor), including 11NM hardware;

        (v)   Inlet C Segments, including 11NM hardware;

        (vi)  Vane Carrier; and

        (vii) Exhaust Gas Housing.

  1.34 Variable Inlet Guide Vanes ("VIGVs") shall mean hardware excluding wiring, installation and commissioning. (Note: VIGVs shall be provided only if unit is not already equipped, and are not included as spare parts to be provided under the Plan.)

  1.35 The Installation Outage ("Outage") during which the 11NM Parts are installed is defined as occurring during the Scheduled 72,000 EOH "C" Inspection. The Outage associated with the initial installation of 11NM Parts will be counted as fulfillment of ABB's contractual outage obligation for "C" inspections under the Contract for the unit into which the 11NM Parts are installed.

  1.36 An 11NM "Emergency Set" is defined as a set of:

        (i)   Row 1, 2, 3, 4 and 5 blades, including 11NM hardware;

        (ii)  Row 1, 2, 3, 4 and 5 vanes, including 11NM hardware;

        (iii) Vane Carrier heat shields, including 11NM hardware; and

        (iv)  Inlet C Segments, including 11NM hardware; and

        (v)   Vane carrier.

  1.37 GT Rotor is defined as HTCT 001540R0001 including:

        (i)   Labyrinth seals and overspeed trip device

        (ii)  Initial run out

        (iii) Installation of compressor blades and turbine blades (compressor blades supplied by MCV)

        (iv)  High speed balancing

        (v)   Final run out and inspection

        (vi)  Transport fully bladed GT Rotor to MCV site

        (vii) Rotor will installed during one of the scheduled 72,000
              EOH "C" Inspections during which time the 11NM parts are installed during Fall 1999.

2.ARTICLE 2 - OBLIGATIONS OF THE PARTIES

  Delete and replace existing paragraphs 2.13 and 2.17 of the Contract and add new paragraphs as follows:

  2.13 During the term of this Amendment No. 2, ABB agrees to perform the Plan and to supply, in a timely manner, all HGP Parts required for the normal, efficient operation of the Equipment, whether required as a result of a scheduled or an unscheduled inspection; provided however that HGP Parts which are replaced by reason of Excluded Events are

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                                      ABB


       not covered by the Plan, this Amendment No. 2; the HGPP Addendum, or HGPP Amendment No. 1, but will be provided by ABB pursuant to Article 5.5(a) of the Service Agreement and upon receipt of a Purchase Order.

  2.17 MCV shall own and maintain one (1) set of 11N HGP Parts at MCV Facility site ("Emergency Parts"). Title to the Emergency Parts shall be held by MCV. ABB may, with the consent of MCV, use the Emergency Parts in the Equipment. If so used, ABB shall replace the Emergency Parts with new or reconditioned parts within a reasonable amount of time. ABB may at any time replace new parts with reconditioned ones. Upon conversion of the last 11N to 11NM the following 11N Emergency Parts shall become the property of ABB:

        (i)   Row 1, 2, 3, 4 and 5 blades including 11N hardware;

        (ii)  Row 1, 2, 3, 4 and 5 vanes including 11N hardware;

        (iii) Vane Carrier;

        (iv)  Vane Carrier heat shields, including 11N hardware; and

        (v)   Inlet C segments, including 11N hardware.

  2.25 With respect to 11NM Parts provided under this Amendment No. 2, delivery, for purposes of title passage, shall be deemed to have occurred when the 11NM Parts are removed from ABB's on-site storage for installation into the Equipment. Upon completion of the 11NM upgrade, all 11N Parts removed from the unit become the property of ABB.

  2.26 During the remaining term of the Plan ABB agrees to supply, for future outages on the upgraded 11NM GT units and 11N GT Units, provided that such 11N GT Unit has not exceeded 96,000 EOH, HGP Parts in a timely manner required for fulfillment of the obligations under the Plan. ABB, at its discretion, may supply either new or reconditioned HGP Parts under the Plan, provided that reconditioned parts meet prevailing ABB quality standards.

  2.27 ABB shall arrange and pay for the transportation of the new 11NM Parts to MCV Facility.

  2.28 MCV is responsible for re-certification of the upgraded 11NM GT unit's emissions and associated permits upon completion of the 11NM upgrade.

  2.29 ABB will upon completion of the last 144,000 EOH "C" inspection provide MCV with one (1) new or reconditioned 11NM Emergency Set.

  2.30 ABB shall timely support scheduled HGP Parts rotation under the Plan by making available up to two (2) sets of 11NM Parts, including those 11N HGP Parts required.

  2.31 ABB will make base load adjustments to the 11NM units (immediately following conversion). MCV will provide and set up instrumentation required to gather and process data necessary to make the base load adjustments.

  2.32 MCV will operate and maintain their 11N and 11NM GT units in accordance with ABB's recommendations and written Operating Instruction Manuals for the MCV Units unless MCV determines that such operation may be detrimental to the Equipment (e.g. MCV may operate the Equipment below ABB's recommended firing temperature but may not operate Equipment above ABB's recommend firing temperature or modify the logic that is used to define and measure such limit).

  2.33 ABB and MCV agree to negotiate an equitable agreement for the implementation of improvements in availability and performance, in accordance with ABB recommendations, on the 11N or NM units at MCV. These improvements are not included in the scope of work contained herein and will be priced separately.

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                                      ABB


3.ARTICLE 4 - TERM OF AGREEMENT

  This paragraph modifies the Term of the Contract as follows:

  "The Term of the Contract and this Amendment No. 2 shall expire upon the completion of the sixth "C" Inspection for the Equipment except that in no event shall the Term extend beyond December 31, 2009. If by the end of 2008 all "C" Inspections are not complete, the Parties agree to negotiate in good faith a mutually acceptable reconciliation of each Party's obligations. ABB's responsibility under the Contract shall expire progressively as each "C" Inspection on the Equipment is concluded at or about 144,000 EOH."

4.ARTICLE 5 - FEES AND PAYMENTS

  Delete and replace existing paragraphs 5.3(a) and 5.5(d) and (e) of the Contract and add new paragraph 5.5(f) as follows:

  INSPECTION FEE:

  5.3 (a)

  (1) The Inspection Fee shall be payable in monthly installments on the first day of each calendar month after the Commencement Date. The first payment shall be due on the Commencement Date.

  (2) The Inspection Fee ("IF") for the performance of ABB's obligations is Two Hundred Thirty-three Thousand Two Hundred Fifty Dollars ($233,250) per calendar month from the Commencement Date through March 31, 1995. Beginning April 1, 1995, MCV will pay a total of Twenty-seven Million One Hundred Sixty-nine Thousand Seven Hundred Thirteen Dollars ($27,169,713), in 1994 dollars ("Base IF Price"), as the IF, which will be paid in monthly installments of Two Hundred Eighty-three Thousand Seventeen Dollars and Eighty-four Cents ($283,017.84) per calendar month and will continue until the monthly payments in 1994 dollars total Twenty-seven Million One Hundred Sixty-nine Thousand Seven Hundred Thirteen Dollars ($27,169,713), prior to adjustment for inflation, which will occur upon the accumulation of 768,000 EOH ("Base IF Period"), utilizing March 1, 1995, as the EOH starting date.

  (3) Beginning with the first month after the Base IF Price of Twenty-seven Million One Hundred Sixty-nine Thousand Seven Hundred Thirteen Dollars ($27,169,713), has been paid (in 1994 dollars before adjustments for escalation) MCV will then pay ABB the sum of Twenty Million Three Hundred Seventy-seven Thousand Two Hundred Eighty-four Dollars ($20,377,284), stated in 1994 dollars ("Second Base IF Price"), covering the period of the subsequent two "C" Inspections of the Equipment which is expected to conclude at 1,344,000 EOH (the "Second Base IF Period"), utilizing March 1, 1995, as the EOH starting date. This amount will be paid in monthly installments of Two Hundred Eighty-three Thousand Seventeen Dollars and Eighty-four Cents ($283,017.84, in 1994 dollars) per calendar month and are subject to adjustments for inflation and EOH. If the final payment of the Base IF Price is less than a full month's payment, then a full month's payment will be invoiced by prorating the remaining portion of the monthly payment utilizing the Second Base IF Price.

  (4) Beginning with the April 1, 1998, fiscal year (i.e.; April to March), both the Base IF Price and Second Base IF Price monthly payments will be adjusted (up or down), each April 1, according to actual EOH utilization rates for the prior years, relative to an assumed 8,000 EOH per year for each unit of Equipment. The actual EOH for each unit of Equipment will be calculated based on actual operations for the twelve (12) month period beginning on March 1 of each year. Monthly payments will be adjusted for contract-to-date cumulative EOH variations from the 96,000 EOH/year plan which will be spread over the remaining months of the applicable period, according to the formulas in 5.3 (a)(6) below.

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                                      ABB


  (5) Effective immediately the monthly IF payments, for each month in the contract fiscal year of April to March, after being adjusted for EOH will then be increased or decreased, as the case may be, by the same percentage as each of the following: Fifty percent (50%) of the increase or decrease, if any, in the "Industry Labor Index", as defined and calculated pursuant to Section 5.3(b) of the Service Agreement, from January of the previous year to January of the subject calendar year and Fifty percent (50%) of the increase or decrease, if any, in the "Millwright Wage Rate", as defined and calculated pursuant to Section 5.3(b) of the Service Agreement, from January 1 of the previous calendar year to January of the subject calendar year and as shown in the formula contained in 5.3 (a)(6) below.

  (6) Beginning with the April 1, 1998, payment and each year thereafter, monthly payments will be calculated in accordance with the following formula:

       BASE IF PRICE FORMULA:
       IFAMP = [BIFPRCV / ((768,000 - CAEOH) / 8,000)] x EOH x IFA
       SECOND BASE IF PRICE FORMULA:
       IFAMP = [SBIFPRCV / ((1,344,000 - CAEOH) / 8,000)] x EOH x IFA
       Where:
       IFAMP =     Adjusted Monthly Payments
       BIFPRCV =   $27,169,713 less all amounts previously paid
       SBIFPRCV =  $20,377,284 less all amounts previously paid
       768,000 =   Total contract EOH (12 units x 8,000 EOH x 8 years) for
                   Base IF Period
       1,344,000 = Total contract EOH (12 units x 8,000 EOH x 14 years) for
                   Second Base IF Period
       CAEOH =     Cumulative actual EOH of all units as of March 1 of each year
       8,000 =     8,000 EOH per unit x 12 units / 12 months per year
       EOH  =      CAEOH / Cumulative assumed EOH of all units as of March 1
                   of each year (12 units x 8,000 EOH x number of years into the contract EOH, utilizing March 1, 1995, as the EOH starting date).
       IFA  =      Inspection Fee Adjustment: 50% of the increase or decrease in both the Industry Labor Index and Millwright Wage Rate, pursuant to Section 5.3 (b) of the Service Agreement.

       *** SEE EXHIBIT C FOR SAMPLE CALCULATION.

  (7) At 768,000 cumulative EOH, utilizing March 1, 1995, as EOH start date (end of Base IF Period) and at 1,344,000 cumulative EOH, utilizing March 1, 1995, as EOH start date (end of Second Base IF Period) the Parties will reconcile all payments made to ensure that the total payment, expressed in 1994 dollars equals Twenty-seven Million One Hundred Sixty-nine Thousand Seven Hundred Thirteen Dollars ($27,169,713) and Twenty Million Three Hundred Seventy-seven Thousand Two Hundred Eighty-four Dollars ($20,377,284) respectively. If the payments total less than Base IF Price or Second Base IF Price at the end of the respective terms, then MCV will make a true-up payment to ABB, if payments will exceed the Base IF Price or Second Base IF Price prior to reaching the applicable cumulative EOH levels, then payments will cease once the Base IF Price or Second Base IF Price total payments have been made.

  (8) The IF shall be increased or decreased for Force Majeure Costs or Change of Law Costs (as defined and set forth in the Contract).


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                                      ABB


  HOT GAS PATH PARTS ADDENDUM FEE:

  5.5(d)

  (1) MCV shall pay ABB for the supply of HGP Parts (including 11NM Parts to be provided under this Amendment No. 2) and related technical support, described in this Amendment No. 2. MCV shall pay ABB the sum of One Hundred Fifty Eight Million Dollars ($158,000,000), in monthly installments as set forth herein, stated in 1993 dollars ("Base Price") and subject to adjustments for inflation and for US dollar to Swiss Franc exchange rate differences. Payments will begin with the April 1, 1994, payment and continue until the monthly payments in 1993 dollars totals One Hundred Fifty Eight Million Dollars ($158,000,000), prior to adjustments for inflation and for US dollar to Swiss Franc exchange differences, which will occur upon the accumulation of 864,000 EOH (the "Base Period") utilizing March 1, 1994, as the EOH start date.

  (2)  Beginning with the first month after the Base Price of One Hundred
       Fifty Eight Million Dollars ($158,000,000) has been paid (in 1993 dollars before adjustments for escalation or the Swiss Franc exchange rate) MCV will then pay ABB the sum of One Hundred Eight Million Four Hundred Ninety-three Thousand Three Hundred Thirty-three Dollars ($108,493,333), stated in 1993 dollars ("Second Base Price"), for the supply of HGP Parts (including 11NM Parts to be provided under this Amendment No. 2) and related technical support over the period covering the subsequent two "C" Inspections of the Equipment which is expected to conclude at 1,440,000 EOH (the "Second Base Period") utilizing March 1, 1994, as EOH starting date. This amount will be paid in monthly installments and subject to adjustments for inflation, for US dollar to Swiss France exchange differences. If the final payment of the Base Price is less than a full month's payment, then a full month's payment will be invoiced by prorating the remaining portion of the month utilizing the Second Base Price.

  (3) All payments are to be made monthly and are due on the first day of each month.

  (4) Beginning with the April 1, 1998, fiscal year (i.e.; April to March) monthly Base Price and the monthly Second Base Price payments will be adjusted (up or down), each April 1, according to actual EOH utilization rates for the previous years, relative to an assumed 8,000 EOH per year unit of Equipment. The actual EOH for each unit of Equipment will be calculated based on actual operations for the twelve month period beginning on March 1 of each year. Monthly payments will be adjusted for contract-to-date cumulative EOH variations from the 96,000 EOH/year plan, which will be spread over the remaining months of the applicable period according to the formula shown in 5.5(d)(6).

  (5)  In addition the monthly payments will be adjusted for:

       (i) Swiss inflation indices from January 1 of the previous calendar year to January 1 of the current calendar year, pursuant to Sections 5.5 (b) of the Service Agreement, and for

       (ii) US dollar to Swiss Franc exchange rate differences, in which the monthly payments will be further increased or decreased, as the case may be, by the same percentage as the increase or decrease, if any, from the 1993 contract base US dollar equivalent of the Swiss Franc rate of $0.6750/SFr to that rate published in the Wall Street Journal (WSJ) for trading in the spot market on January 1 (or the first business day thereafter if a holiday) of the current calendar year, in accordance with the following formula and as shown in the formula contained in 5.5(d)(6).

            Exchange Rate Adjustment = (Current year exchange rate, measured in
                                       US$ per Swiss Franc, as published in the WSJ on the first business day of the year
                                       - Contract Base Exchange Rate of .6750) /
                                       Contract Base Exchange Rate of .6750 .


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                                      ABB


  (6) Beginning with the April 1, 1998, payment and each year thereafter, monthly payments will be calculated in accordance with the following formula:

       BASE PRICE FORMULA:
       BPAMP = [BPRCV / ((864,000 - CAEOH) / 8,000] x EOH x E&CAF
       SECOND BASE PRICE FORMULA:
       SBPAMP = [SBPRCV / ((1,440,000 - CAEOH) / 8,000] x EOH x E&CAF
       Where:
       BPAMP =     Adjusted Base Price Monthly Payments
       SBPAMP =    Adjusted Second Base Price Monthly Payments
       BPRCV =     $158,000,000 less all amounts previously paid during the
                   Base Period
       SBPRCV =    $108,493,333 less all amounts previously paid during the
                   Second Base Period
       864,000=    Base Price total contract EOH (12 units x 8,000 EOH x 9
                   years)
       1,440,000 = Second Base Price total contract EOH (12 units x 8,000 EOH x
                   15 years)
       CAEOH =     Cumulative actual EOH of all units as of March 1 of each year
       8,000 =     8,000 EOH per unit x 12 units / 12 months per year
       EOH  =      CAEOH / Cumulative assumed EOH of all units as of March 1
                   of each year (12 units x 8,000 EOH x number of years into the contract EOH, utilizing March 1, 1994, as EOH start date)
       E&CAF =     Cumulative Escalation and Yearly Currency Adjustment
                   Factor (Base Year 1993) in accordance with this Article 5.

       *** SEE EXHIBIT D FOR SAMPLE CALCULATION.

  (7) At 864,000 cumulative EOH, utilizing March 1, 1994, as EOH start date (end of Base Period) and at 1,440,000 cumulative EOH, utilizing March 1, 1994, as EOH start date (end of Second Base Period) the Parties will reconcile all payments made to ensure that the total payment, expressed in 1993 dollars equals One Hundred Fifty Eight Million Dollars ($158,000,000) and One Hundred Eight Million Four Hundred Ninety-three Thousand Three Hundred Thirty-three Dollars ($108,493,333), respectively. If the payments total less than Base Price or Second Base Price at the end of the respective terms, then MCV will make a true-up payment to ABB, if payments will exceed the Base Price or Second Base Price prior to reaching the applicable cumulative EOH levels , then payments will cease once the Base Price or Second Base Price total payments have been made.

  5.5(e)

  MCV shall pay ABB Forty-one Million Five Hundred Sixty Thousand Dollars ($41,560,000) for the supply of 11 sets of 11NM Parts, nine sets of VIGV's and one (1) GT Rotor. Ten percent (10%) is to be invoiced upon signing of this Amendment No. 2 and the remaining ninety percent (90%) will be invoiced unit by unit (1/11 of the 90% balance) upon completion of each 72,000 EOH "C" inspection. Payment is net thirty (30) days.

  5.5(f)

  MCV shall pay ABB a "One Time Payment" of Four Million Dollars ($4,000,000), prior to adjustments for escalation or the Swiss Franc exchange rate. One hundred percent (100%) will be invoiced upon completion of the first scheduled 11NM "C" inspection of a NM converted unit. Payment is net thirty
  (30) days.  This payment is subject to the following adjustments:


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                                      ABB


  (i) Swiss inflation indices as of the calendar quarter of the year in which the payment is to be made, relative to the first calendar quarter of 1998, pursuant to Sections 5.5 (b) of the Service Agreement, and for

  (ii) US dollar to Swiss Franc exchange rate differences, in which the payment will be further increased or decreased, as the case may be, by the same percentage as the increase or decrease, if any, from the US dollar equivalent of the Swiss Franc rate published in the Wall Street Journal (WSJ) on the first business day following the date of this agreement to that rate published in the WSJ for trading in the spot market on January 1 (or the first business day thereafter if a holiday) of the year in which the payment is to be made, in accordance with the following formula.

       Exchange Rate Adjustment = [Current year exchange rate, as published in the WSJ on first business day of year the payment is to be made - Contract Base Exchange Rate (the exchange rate on the first business day following the date of this agreement as published in the WSJ)] / Contract Base Exchange Rate.

5.ARTICLE 9 - TERMINATION

  Modify the Article by addition of the following language:

  "Certain obligations in this Amendment No. 2, are severable from the Service Agreement and Agreement Amendment No. 1, and may be separately terminated. Should the:

  - Service Agreement and Agreement Amendment No. 1 be terminated prior to the completion of all ABB obligations under the Plan, the (i) HGPP Addendum; (ii) HGP Parts Amendment No. 1; (iii) those provision of this Amendment No. 2, applicable to the Plan; and (iv) all the terms and conditions of the Service Agreement applicable to performance of the Plan shall continue in full force and effect.

  - Plan obligations of this Amendment No. 2, no longer be in effect during the term of this Amendment No. 2, then the Service Agreement, Agreement Amendment No. 1, and those portions of this Amendment No. 2 not applicable to the Plan will remain in effect and the purchase of future HGP Parts shall be performed as if the Plan never existed.

  In the event of any termination of the Plan and/or the services under the Services Agreement pursuant to this Article 9, whether by MCV or ABB, MCV shall pay ABB all amounts accrued and owing under Article 5, Payment, and in addition, shall pay a pro rata share of the monthly payment, for the month in which termination occurs, calculated by dividing the number of days in the month occurring prior to the date of termination with the number of days in the month of termination. Furthermore, if termination of the Plan is by MCV for other than cause per 9.1 of the Services Agreement, MCV shall pay or cause to be paid to ABB the amount of Fifteen Million Dollars ($15,000,000) as liquidated damages and not as a penalty, which amount shall be the full measure of damages of any kind whatsoever for MCV's termination of the Plan. The liquidated damage value applicable to the Plan shall be reduced to Five Million Dollars ($5,000,000) upon completion of the last 96,000 EOH "C" inspection or July 1, 2003, which ever comes last. If termination of the services under the Service Agreement is by MCV for other than cause per 9.1 of the Services Agreement after 2001 (prior to 2001 the Contract termination schedule shown in Exhibit 9.2, shall continue to apply), MCV shall pay or cause to be paid to ABB the amount of Five Hundred Thousand Dollars ($500,000), escalated in 1988 Dollars, as liquidated damages and not as a penalty, which amount shall be the full measure of damages of any kind whatsoever for MCV's termination of the services under the Services Agreement. Any payment of liquidated damages required hereunder shall be made within ten (10) calendar days of such termination of the Plan."


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                                      ABB


6.ACCEPTANCE TESTING AND PERFORMANCE GUARANTEES

  6.1  General:

        ABB guarantees that the 11N GT units converted to 11NM will have, on average, a gross:

        1. KW Output increase, as measured at the gas turbine generator terminals, of no less than 6.9% (i.e. 6,000 kW per unit at MCV reference performance of 86.66 MW).

        2. Efficiency increase, as measured at the gas turbine generator terminals and combustor fuel input, of no less than 5% multiplicative. (e.g. pre outage efficiency measured as 30% the post installation performance guarantee point will be 31.5% [30% X 1.05])

  6.2   Acceptance and Performance Testing:

        All acceptance and performance testing ("Testing") shall be performed by MCV at MCV's expense. A pre-outage test shall be performed by MCV on each Unit within sixty (60) days of the "C" Inspection at which the Unit will be upgraded and no more than seven (7) days after initial operation of the Unit following completion of that "C" Inspection. Any re-Testing that may be required shall be performed by MCV no more than seven (7) days after initial operation of the Unit following ABB correction. The final Testing procedure shall be mutually agreed upon. ABB's and MCV's agreement on the Testing procedure shall not be unreasonably withheld. If ABB and MCV are unable to mutually agree on the test procedure, MCV may perform Testing, using calibrated instruments, in accordance with the test procedure contained within Unit 7 upgrade contract dated September 16, 1996. ABB shall be provided the opportunity to witness all Testing and review all Testing results. All test results shall be made available to ABB within thirty
        (30) days following each test.

        The Testing shall (i) utilize the data acquired during the Testing allowing one (1) times the test uncertainty for verification of MWe increase; and (ii) be furnished to ABB with a detailed description of the analytical procedure used to perform the calculations.

  6.3   Acceptance

        Conformance:
        If following Testing on a unit ABB has demonstrated that the 11 NM unit performance (power and efficiency) is equal to or better than that measured during the performance test conducted prior to conversion to 11NM, the unit shall be considered Accepted for the purposes of this Agreement. Acceptance Testing shall not be deemed to have been completed unless ABB has first been provided the opportunity to repair, replace, modify or otherwise correct such Equipment, as may be necessary to improve the performance to the specified performance.

        Non-Conformance:
        If following Testing on a unit ABB has not demonstrated that the 11 NM unit performance (power and efficiency) is equal to or better than that measured during the performance Testing conducted prior to conversion to 11NM, MCV may, at its option:
        (i) Accept the unit for the purposes of this Agreement, notwithstanding any performance non-conformity, and ABB shall proceed with the installation of the remaining units; or
        (ii) Cancel the installation of the remaining units based upon that unit's nonconformance with the performance acceptance criteria. In the event of cancellation:
             - ABB is obligated to fix within 36 months the performance deficiency of any unit converted that does not at least achieve the performance measure prior to conversion or return the unit to 11N configuration;
             - ABB shall be entitled to full payment for the units actually converted;

                                      ABB


            - ABB shall be paid any performance bonus for the units actually installed and be responsible for any LDs for the units actually installed which are not returned to 11N configuration.
            - All other provisions of this Amendment shall be considered terminated, except that ABB shall be obligated to support all 11 NM GT Units (if any) under the Contract which are retained in operation by MCV and the Contract will be restated as if this Amendment No. 2 never existed.

  6.4   Remedy:

        Liquidated Damages:

        To the extent that upgraded Units are Accepted but fail to meet the specified performance guarantees ABB, at its option, may within 36 months first repair, replace, modify or otherwise correct such Equipment, as may be necessary to improve the performance to the specified performance in lieu of liquidated damages.

        In the event such repair, replacement, modification or otherwise corrective work is performed successfully, as demonstrated by MCV Testing performed within seven (7) days following completion by ABB of the corrective action, the provisions of this Article regarding liquidated damages ("LDs") shall not apply.

        In any event, if the specified performance guarantees are not achieved as demonstrated by MCV Testing performed within seven (7) days following completion by ABB of the corrective action, ABB shall pay, as LDs and not as a penalty, the sum of:

        (i) Two Hundred Fifty Dollars ($250) per kW for each full kW of performance less than the guaranteed KW Output increase calculated as follows for those Units subject to LDs:

             KWLDs  =    [(POKW * 1.069)  -    PIKW]  x    $250
             Where:
             KWLDs =     KW Output Liquidated Damages (calculation must result
                         in a positive number to require payment of liquidated
                         damages)
             POKW =      Sum of the Pre-Outage Measured KW
             PIKW =      Sum of the Post Installation Measured KW

        (ii) One Hundred Thousand Dollars ($100,000) for each full %, on average, the units subject to LDs actual performance is less than the guaranteed efficiency calculated as follows:

             EFLD  =     [(1 - ((PIE)/(POE x 1.05))) x 100]**  x    $100,000

             ** Rounded down (e.g. 1.25% converts to 1%)
             Where:
             EFLD  =     Efficiency Liquidated Damages (calculation must result
                         in a positive number to require payment of liquidated
                         damages)
             POE   =     Sum of the Pre-Outage Measured Efficiencies
             PIE   =     Sum of the Post Installation Measured Efficiency

        In no event shall the LDs set forth above exceed One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) per unit for all units subject to LDs.

        Bonus:

        To the extent that the upgraded Unit exceed the following specified levels, ABB shall be paid a Bonus equal to the sum of:

                                      ABB


        (i) Two Hundred Fifty Dollars ($250) per kW for each full kW of performance more than the Bonus KW Output increase level calculated as follows for those Units subject to Bonus:

             KWB  =    [PIKW  -    (POKW * 1.161)]  x    $250

             Where:
             KWB  =    KW Output Bonus (calculation must result in a positive
                       number to require payment of bonus)
             POKW =    Sum of the Pre-Outage Measured KW
             PIKW =    Sum of the Post Installation Measured KW

        (ii) One Hundred Thousand Dollars ($100,000) for each full %, on average, the Units subject to Efficiency Bonus, actual performance is more than the efficiency bonus point calculated as follows:

             EB   =    [(1 - ((PIE)/(POE x 1.19))) x 100]**  x    $100,000

             ** Rounded down (e.g. 1.25% converts to 1%)

             Where:
             EB   =    Efficiency Bonus (calculation must result in a negative
                       number to require payment of EB)
             POE  =    Sum of the Pre-Outage Measured Efficiencies
             PIE  =    Sum of the Post Installation Measured Efficiency

  6.5   Exclusivity of Remedies:

        ABB's obligations with respect to performance guarantees shall terminate at the time (i) Testing is conducted and ABB pays LDs in accordance with the provisions of 6.3 above; or (ii) the Testing is conducted and the upgraded turbines meet or exceed the performance guarantees; or (iii) the pre-outage or post outage Testing of any unit is not conducted by MCV in accordance with the terms hereof. In the event Testing is not conducted (i) all eleven (11) units will be deemed Accepted by MCV for the purposes of this Agreement; (ii) all eleven
        (11) units will be considered to have met all performance guarantees; and to the extent that a Bonus is due ABB for units actually tested, MCV shall pay such Bonus to ABB within thirty (30) days following receipt therefor.

        No additional warranty shall apply to such performance guarantees. The guarantees contained herein and the specified remedies are the sole and exclusive: (i) obligations of ABB and (ii) remedies and obligations of MCV with respect to performance of the Work.

ENTIRE AGREEMENT:

Except as herein modified all other provisions of the Contract shall remain in full force and effect. This Amendment No. 2, shall inure to the benefit of, and be binding upon, the parties to this Contract and their respective successors and assignees.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 2, to be executed by their duly authorized officers or representatives effective as of the date first above written.

    MIDLAND COGENERATION VENTURE
        LIMITED PARTNERSHIP                       ABB POWER GENERATION INC.

BY:              JAMES M, KEVRA              BY:        Alex Brnilovich Jr.
      ------------------------------               ----------------------------
NAME:            JAMES M. KEVRA              NAME:      ALEX BRNILOVICH JR.
      ------------------------------               ----------------------------
TITLE:             PRESIDENT                 TITLE:          PRESIDENT
      ------------------------------               ----------------------------
DATE:           JANUARY 20, 1998             DATE:       JANUARY 20, 1998
      ------------------------------               ----------------------------